For Immediate Release

               AMERICAN UNITED GLOBAL ANNOUNCES SIGNING OF LETTER
                   OF INTENT WITH RUSSIAN OIL AND GAS COMPANY

AUGUST 16, 2004 - Kirkland, Washington: American United Global, Inc. (pink sheets: AUGB) announced here today that it has entered into a non-binding Memorandum of Understanding (the "MOU") with Southern Gas Company ("Southern Gas"), a limited liability company incorporated in Russia and based in Moscow.

Through its subsidiaries and affiliates Southern Gas owns 100% of a company that operates a 3.5 mile gas pipeline between Rostov, Russia and the Ukraine, 100% of a well extraction equipment supply company, and a minority interest in an extraction company in Russia. Southern Gas advises that it controls approximately 17.5 billion cubic meters of natural gas reserves and currently operates thirteen income producing gas wells and that annual revenues are approximately $35,000,000.

The MOU contemplates a reverse acquisition under the terms of which AUGB will issue approximately 33.0 million shares of its common stock (to represent not less than 70% of the fully-diluted AUGB common stock) to the equity owners of Southern Gas in consideration for 100% of the equity in Southern Gas and subsidiaries. Assuming the issuance of 33.0 million AUGB shares to the Southern Gas equity owners, the holders of AUGB securities prior to the transaction will effectively retain on the closing date not more than 14.0 million common shares on a fully diluted basis.

It is the intention of the parties to enter into a definitive purchase agreement and consummate the transaction by December 31, 2004. Consummation of the transaction is subject to a number of conditions, including:

     o Southern Gas acquiring the balance of the ownership of the extraction company so that it will be the sole shareholder of that entity at the closing;

     o completion of a satisfactory due diligence investigation by both parties;

     o delivery of audited consolidated financial statements of Southern Gas for the two years ended December 31, 2003 and the nine months ended September 30, 2004;

     o    total  debt  and  contingent   liabilities  of  AUGB,   excluding  any
          liabilities that may be indemnified against in a manner satisfactory to Southern Gas, shall not exceed $100,000; and

     o    approval by the AUGB stockholders.

In a related transaction, AUGB has established a special purpose joint venture acquisition company with Vertex Capital Corporation to acquire the equity of Southern Gas. AUGB owns 78.6% and Vertex owns 21.4% of the equity of the new joint venture entity, with either party having the right to cause the Vertex equity to be exchanged for 3.5 million AUGB shares upon completion of the Southern Gas acquisition. Principals of Vertex have made the introductions and are facilitating the Southern Gas transaction, including payment of certain transaction expenses.

AUGB has re-applied to relist its common stock on the Over the Counter Bulletin Board and anticipates that its common stock will resume trading there in September.


Disclaimer

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All readers are encouraged to review the Form 8-K that will be filed in connection with the transaction discussed above and which will outline risk factors including deal terms and other relevant items. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
CFO of American United Global
David Barnes - 425-503-9400

President of American United Global
Robert M. Rubin - 516-443-0466